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                 INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of SDN Bancorp, Inc. on Form S-4 of our report on the financial statements of Commerce Security Bank as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 dated February 27, 1996, except for Note 15, as to which the date is March 27, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche, LLP

Sacramento, CA
July 1, 1996